CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 our report dated January 11, 2019, relating to the financial statements of Cliffwater Corporate Lending Fund (the “Fund”) as of January 3, 2019, and to all references to our firm included in or made a part of this Pre-Effective Amendment under the Securities Act of 1933 and Pre-Effective Amendment under the Investment Company Act of 1940 to the Cliffwater Corporate Lending Fund Registration Statement on Form N-2.

Cohen & Company, Ltd.

Chicago, Illinois

February 25, 2019